EXHIBIT 10.1

FACILITY AGREEMENT

This FACILITY AGREEMENT (this “Agreement”), dated as of May 15, 2009, between Array BioPharma Inc., a Delaware corporation (the “Borrower”), and Deerfield Private Design Fund, L.P., a Delaware limited partnership, and Deerfield Private Design International, L.P.  a limited partnership organized under the laws of the British Virgin Islands (individually, an “Investor” and together, the “Investors” and, together with the Borrower, the “Parties”).

W I T N E S S E T H

WHEREAS, the Borrower wishes to borrow from the Investors, and the Investors desire to lend to the Borrower, $40 million in aggregate principal amount for the purpose described in Section 2.1;

WHEREAS, the Parties have previously entered into a Facility Agreement, dated as of April 29, 2008 (the “April 29 Facility Agreement”), pursuant to which (a) Warrants to purchase capital stock of the Borrower were delivered to the Investors and (b) Promissory Notes, dated such date, were delivered by the Borrower to each Investor (the “Old Notes”) in the aggregate principal amount of $80 million;

WHEREAS, the Parties desire to amend certain provisions of the April 29 Facility Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Investors and the Borrower agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            General Definitions.  Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Additional Amounts” has the meaning given to it in Section 2.9(b).

“Business Day” means a day on which banks are open for business in The City of New York.

“Cash and Cash Equivalents” means the sum of (a) all Cash and Cash Equivalents and Marketable Securities shown on the Borrower’s condensed balance sheet included in reports filed by the Borrower with the SEC under the Exchange Act or otherwise made available to the Borrower’s stockholders and (b) the Loan that the Borrower is entitled to request pursuant to Section 2.2 , subject to the satisfaction of the conditions precedent to effecting such Loan.   .

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

“Common Stock” means the common stock, par value $0.001 per share, of the Borrower.

“Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

“Disbursement” has the meaning given to it in Section 2.2(a).

“Disbursement Date” means the date on which a Disbursement occurs.

“Disbursement Request” has the meaning given to it in Section 2.2(a).

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Event of Default” has the meaning given to it in Section 5.5.

“Evidence of Disbursement” has the meaning given to it in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Taxes” means all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) payable by the Investors in any jurisdiction to any Government Authority (or political subdivision or taxing authority thereof) in connection with any payments received under this Agreement by the Investors, or any such tax imposed in connection with the execution and delivery of, and the performance of its obligations under, this Agreement.

“Final Payment” means such amount as may be necessary to repay the Loan in full and any other amounts owing by the Borrower to the Investors pursuant to the Financing Documents.

“Final Payment Date” means the earlier of (i) the date on which the Borrower repays the outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement) to the Investors pursuant to this Agreement and (ii) April 29, 2014.

“Financing Documents” means the April 29 Agreement, this Agreement, the Notes, the Registration Rights Agreement, the Security Agreement, the Subordination Agreement, the Warrants and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question, including, with limitation, the SEC.

“Indemnified Person” has the meaning given to it in Section 6.11.

“Indemnity” has the meaning given to it in Section 6.11.

“Interest Rate” means, commencing on the date of the Disbursement of $40 million provided for in Section 2.2, (a) if Cash and Cash Equivalents on the first Business Day of a month is at least $60 million, 7.5% simple interest per annum on the aggregate principal amount of the Notes outstanding from time to time (which amount shall initially be $120 million and shall exclude such principal amount added to the Old Notes pursuant to the definition of Interest Rate contained in the April 29 Agreement), (b) if such Cash and Cash Equivalents is between $50,000,000 and $59,999,999, 8.5% on such aggregate outstanding principal amount, (c) if such Cash and Cash Equivalents is between $40,000,000 and $49,999,999, 9.5% on such aggregate outstanding principal amount, (d) if such Cash and Cash Equivalents is between $30,000,000 and $39,999,999, 12.0% on such aggregate outstanding principal amount and (e) if such Cash and Cash Equivalents is between $0 and $29,999,999, 14.5% on such aggregate outstanding principal amount.  Interest shall accrue on the Old Notes at the applicable Interest Rate as set forth in the April 29 Facility Agreement until such time as the Disbursement provided for in Section 2.2 is made, and, for the purpose of calculating simple interest payable hereunder thereafter, the amount of principal outstanding under the Old Notes shall not include any interest added to the principal amount pursuant thereto.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Loan” means the loan made to the Borrower under the April 29 Facility Agreement in the principal amount of $80 million and the loan to be made available by the Investors to the Borrower pursuant to Section 2.2 of this Agreement in the principal amount of $40 million or, as the context may require, the principal amount thereof from time to time outstanding.

“Loss” has the meaning given to it in Section 6.11.

“Major Transaction” has the meaning set forth in the Warrants.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property of the Borrower, (b) the validity or enforceability of any provision of any Financing Document, (c) the ability of the

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Borrower to timely perform its Obligations or (d) the rights and remedies of the Investors under any Financing Document.

“New Notes” means the notes issued to the Investors in the forms attached hereto as Exhibit A-1 and Exhibit A-2.

“Notes” mean the Old Notes and the New Notes.

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Financing Documents.

“Organizational Documents” means the Certificate of Incorporation and By-laws of the Borrower.

“Permitted Indebtedness” means: (i) indebtedness of Borrower in favor of the Investors arising under this Agreement, (ii) the Senior Debt, (iii) indebtedness to trade creditors, collaborators or licensors incurred in the ordinary course of business, and (iv) subject to the provisions of Section 5.2(d), extensions, refinancing and renewal of the Senior Debt.

“Permitted Liens” means: (i) Liens existing on the date hereof and disclosed on Exhibit B hereof; and any renewals or extensions thereof; (ii) Liens in favor of the Investors; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v) Liens securing purchase money or other lease equipment financing; (vi) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; and (v) leases or subleases granted to others not interfering in any material respect with the Borrower’s business or licenses granted in the course of the Borrower’s business.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Borrower and the Investors.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of April 29, 2008, between the Borrower and the Investor granting to the Investors a security interest in certain assets of the Borrower specified therein.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Senior Debt” means the Borrower’s obligations owing to Comerica Bank pursuant to that certain Loan and Security Agreement dated June 28, 2005 (as amended as of December 19, 2005 and as of July 7, 2006 and as may be amended from time to time) (the “Comerica Loan Agreement”) for loans in the principal amount of $15,000,000 on the date hereof.

“Subordination Agreement” means the Subordination Agreement, dated as of April 29, 2008, between Comerica Bank and the Investors.

“Subsidiary or Subsidiaries means, as to the Borrower, any entity that is controlled by Borrower.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Taxes” means all deductions or withholdings for any and all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, all other governmental charges, and all liabilities with respect thereto.

“Trading Day” means any day on which the Common Stock is traded for 2 hours on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Warrants” means the warrants attached hereto as part of Exhibit C-1 and Exhibit C-2 issued pursuant to Section 2.13.

Section 1.2            Interpretation.  In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Financing Documents means such r document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3            Business Day Adjustment.  If the day by which a payment is due to be made is not a Business Day, that payment shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made by the Business Day immediately preceding the day by which such payment is due to be made.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE II

AGREEMENT FOR THE LOAN

Section 2.1            Use of Proceeds.  The Borrower shall use the Loan for general corporate purposes.

Section 2.2            Disbursements.  Prior to the date of this Agreement disbursements of the Loan in the amount of $40,000,000 each were made on June 20, 2008 and December 22, 2008 pursuant to the April 29 Facility Agreement.  Subject to satisfaction of the conditions contained in Article IV, the Investors agree to make a third disbursement of $40,000,000 (a “Disbursement”) that shall be delivered to the Borrower on such date between June 29, 2009 and September 30, 2009 as specified by the Borrower in a disbursement request (a “Disbursement Request”) in the form of Schedule 1, delivered to the Investors on, and prior to the opening of trading on, the fifteenth (15th) Business Day prior to the requested Disbursement Date. Against such Disbursement, the Borrower shall deliver to the Investors a completed receipt (the “Evidence of Disbursement”) in the form of Schedule 2, which receipt shall not be effective until the Disbursement is actually advanced to the Borrower. Such Disbursement shall be allocated 61.7% to Deerfield Private Design Fund International, L.P. and 38.3% to Deerfield Private Design Fund, L.P.

Section 2.3            Repayment.  The Borrower shall remit the Final Payment to the Investors on the earlier to occur of (i) the Final Payment Date and (ii) an Event of Default, after the expiration of all applicable cure or grace periods.

Section 2.4            Mandatory Prepayment of New Notes.  Notwithstanding Section 2.3, the Borrower shall prepay the New Notes in an amount equal to 15% of any amounts, in the form of cash or property (valued at its fair market value determined in good faith by the Board of Directors of the Borrower), received by the Borrower pursuant to the terms of any collaborative arrangements, licensing agreement, joint venture or partnership, or similar arrangement providing for the development or commercial exploitation of, or right to develop or commercially exploit, the technology, intellectual property or products of the Borrower, including arrangements that involve the assignment or licensing of any existing or newly developed intellectual property under such arrangements entered into by the Borrower after January 1, 2011 (the “Commercialization Agreements”).  Such amounts shall be applied to the outstanding principal amount under the New Notes and shall be remitted by the Borrower within 30 days of receipt; provided, however, that the maximum principal amount required to be prepaid pursuant to this Section 2.4 is $40 million.  The obligation to prepay the Notes provided for in this Section 2.4 shall not include amounts received by the Borrower pursuant to a Commercialization Agreement (a) to fund costs for research and development, pre-marketing or commercialization activities the Borrower is required to perform under such Commercialization Agreement that are incurred after the effective date of such Commercialization Agreement (the “CA Date”), or that were incurred prior to the CA Date at the request of the other party to such Commercialization Agreement, (b) for products supplied pursuant to such Commercialization Agreement after the CA Date, (c) from loans at reasonable and customary rates of interest made

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the Borrower pursuant to such Commercialization Agreement after the CA Date, (d) as payment for the issuance of capital stock pursuant to such Commercialization Agreement (limited to the prevailing market value of such capital stock) after the CA Date, (e) in connection with the formation of joint ventures, partnerships or similar arrangements in which the Borrower receives or has an equity interest in such arrangement and cash or other property is contributed to such arrangement and required to be used for operating purposes, (g) to pay the Borrower for patent prosecution, maintenance and enforcement costs and expenses for patents or patent applications related to such Commercialization Agreement after the CA Date and (h) consisting of intellectual property, other rights, technology or materials contributed by the other party to the Commercialization Agreement, whether by assignment, license or otherwise.

Section 2.5            Optional Prepayment. The Borrower may prepay the Old Notes and the New Notes, at any time without premium or penalty, in cash or, subject to the provisions of Section 2.14, in Common Stock.

Section 2.6            Application of Payments. The proceeds of any prepayment made hereunder shall be applied, pro rata, first to accrued and unpaid interest, second, to interest payable on such interest payment date, and third to the outstanding principal amount.

Section 2.7            Transaction Fee. The Borrower agrees pay Deerfield Management Company, L.P. a transaction fee of $500,000 on July 10, 2009 and $500,000 on the date the Disbursement is made.

Section 2.8            Payments  Subject to the provisions of Section 2.14, payments of any amounts due to the Investors under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, at such bank or places, as the Investors shall from time to time designate in writing at least five Business Days prior to the date such payment is due.  The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Financing Documents, except for any costs imposed by the Investors’ banking institutions.

Section 2.9            Taxes, Duties and Fees

(a)           The Borrower shall pay or cause to be paid all present and future Taxes (other than Excluded Taxes, if any), duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or /imposed by any Government Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, by any organization of which the applicable Government Authority is a member, or by any jurisdiction through which the Borrower makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement, and all payments of principal and other amounts due under this Agreement shall be made without deduction for or on account of any such Taxes, duties, fees and other charges, except for Excluded Taxes, which may be deducted or withheld from payments made by the Borrower only if such deduction or withholding is required by applicable law.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           If the Borrower is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid except for Excluded Taxes, the principal or other amounts due under this Agreement (as applicable) shall be increased to such amount as shall be necessary to yield and remit to the Investors the full amount it would have received taking into account any such Taxes (except for Excluded Taxes), duties, fees or other charges payable on amounts payable by the Borrower under this Section 2.9(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).

(c)           If Section 2.9(b) above applies and the Investors so require the Borrower shall deliver to the Investors official tax receipts evidencing payment (or certified copies of them) of the Additional Amounts within thirty (30) days of the date of payment.

(d)           If the Investors receive a refund from a Government Authority to which the Borrower has paid withholding Taxes pursuant to this Section 2.9, the Investors shall pay such refund to the Borrower.

Section 2.10         Costs, Expenses and Losses.  If, as a result of any failure by the Borrower to pay any sums when due under this Agreement (after expiration of any grace periods), or to borrow in accordance with a Disbursement Request made pursuant to Section 2.2, the Investors shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement, the Borrower shall pay to the Investors upon request by the Investors, the amount of such costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from the Investors setting forth in reasonable detail such costs, expenses and/or losses.  For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.

Section 2.11       Interest Rate.  The Notes shall bear interest at the Interest Rate (calculated on a monthly basis).  Interest shall be paid monthly in arrears commencing on the first Business Day of the second full month following the month in which the Disbursement occurs, and on the first Business Day of each month thereafter.

Section 2.12       Interest on Late Payments.  Without limiting the remedies available to the Investors under the Financing Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make any payment of principal or interest with respect to the Loan, the Borrower shall pay, in respect of the outstanding principal amount and interest of the Loan, interest at the rate per annum equal to the Interest Rate plus eight hundred (800) basis points for so long as such payment remains outstanding.  Such interest shall be payable on demand.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 2.13       Delivery of Warrants.

(a)           On the date hereof, the Original Warrants shall be cancelled and the Borrower shall issue to the Investors warrants to purchase an aggregate of 6,000,000 shares of Common Stock in substantially the form set forth on Exhibit C-1 hereto (the “Exchange Warrants”) at an initial Exercise Price (as defined in the Warrants) of $3.65.  As used herein, “Original Warrants” shall mean the Warrants to purchase an aggregate of six million (6,000,000) shares of Common Stock issued to the Investors on April 29, 2008.

(b)           Concurrently with the Disbursement, the Borrower shall issue to Investors warrants to purchase six million (6,000,000) shares of Common Stock in the form annexed hereto as Exhibit C-2 (the “New Warrants”) containing an initial Exercise Price equal to the greater of (i) $3.13 [market price on signing] and (ii) 120% of the average of the Volume Weighted Average Price (as defined in subsection (c) below) of the Common Stock for each of the fifteen (15) consecutive Trading Days beginning with the date of delivery of the Disbursement Request.

(c)           As used herein, the “Volume Weighted Average Price” for the Common Stock as of any date means the volume weighted average price (based on regular hours trading) of the Common Stock on the NASDAQ Global Select Market (“NASDAQ”) as reported by Bloomberg Financial L.P. using the AQR function or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Investors and the Borrower (“Bloomberg”) or, if NASDAQ is not the principal trading market for the Common Stock, the volume weighted average sale price of the Common Stock on the principal trading market for the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for the Common Stock, then the last closing trade price of the Common Stock as reported by Bloomberg, or, if no last closing trading price is reported for the Common Stock by Bloomberg, the average of the bid prices of any market makers for the Common Stock in the over the counter market maintained by the Financial Industry Regulatory Authority, Inc. or in the “pink sheets” maintained by the Pink OTC Market, Inc.  If the Volume Weighted Average Price cannot be calculated for the Common Stock on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Investors and the Borrower.

(d)           All Warrants issued pursuant to this Section 2.13 shall be allocated among the Investors as set forth on Schedule 1.

(e)           Notwithstanding anything herein to the contrary, if the Borrower shall at any time prior to the issuance of the New Warrants effect a stock split, recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock into which the New Warrants shall be exercisable shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Common Stock by reason of such stock split, recapitalization, reclassification or similar transaction.

Section 2.14       Payment in Common Stock

(a)           In lieu of making any payment of principal or interest required or permitted to be made under the Notes (including without limitation pursuant to Section 2.4 but other than as a result of acceleration pursuant to Sections 5.5 and 5.6), the Borrower may elect to satisfy any such payment (in the order of priority set forth in Section 2.6) by the issuance to the Investors of shares of Common Stock registered for issuance under the Securities Act of 1933 (a “Share Issuance”) so long as it complies with each of the following conditions:

(b)           Exercise of Right to Make Share Issuance.  The Borrower must deliver to the Investors notice by phone and facsimile (the “Share Payment Notice”) of its intention to issue shares of Common Stock pursuant to the provisions of this Section 2.14.  Subject to such provisions, the Share Payment Notice shall be irrevocable and shall provide for a closing of the Share Issuance at or prior to 10:40 a.m. eastern time on the Share Payment Closing Date.

(c)           Share Payment Closing.  For purposes herein, the “Share Payment Closing Date” shall mean (i) for [***] Share Issuances, the [***] Trading Day following the occurrence of two full Trading Days following the receipt by the Investors of the Share Payment Notice, and (ii) for all other Share Issuances, a date specified in the Share Payment Notice that is, [***], the [***] Trading Day following the occurrence of [***] Trading Days following receipt by the Investors of the Share Payment Notice.  For the avoidance of doubt, if a Share Payment Notice is received by the Investors prior to the commencement of trading on a Trading Day, that day shall count as a full Trading Day for purposes of computing the time periods above. [***]  At or prior to each closing of a Share Issuance, (i) the Borrower shall cause its transfer agent to electronically transmit the number of shares deliverable in such Share Issuance pursuant to this Section 2.14 by crediting the account of the Investors’ prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system, (ii) the Investors shall execute and deliver to the Borrower a written acknowledgement of receipt of such shares and a release of the amount of the Obligations satisfied by the Borrower pursuant to the Share Issuance and (iii) the Borrower shall file with the SEC and deliver to the Investors a prospectus supplement covering the shares issuable in such Share Issuance.

(d)           Maximum Issuance.  The maximum number of shares which the Borrower shall be permitted to issue to the Investors in accordance with this Section 2.14 on any Share Payment Closing Date (the “Maximum Issuance”) shall, except as hereinafter provided, be equal to a percentage of the total number of shares of Common Stock outstanding as of the close of business on the Trading Day immediately preceding the date of the Share Payment Notice calculated as a fraction, (x) the numerator of which is the quotient of the Market Capitalization (as defined below) at the close of regular

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

trading on the Trading Day immediately preceding the date of the Share Payment Notice divided by $350,000,000 and (y) the denominator of which is 100; provided, however, that the Maximum Issuance shall be no greater than 1,920,000 shares and no less than 480,000 shares, if the Market Capitalization is at least $150,000,000, (ii) the Maximum Issuance shall be 400,000 shares if the Market Capitalization is more than $100,000,000 but less than $150,000,000 and (iii) the Maximum Issuance shall be 300,000 shares if the Market Capitalization is $100,000,000 or less.  As an example, if the Market Capitalization were $700,000,000 and the total number of shares of Common Stock outstanding were 47,000,000 then the applicable percentage would be 2% (($700,000,000/$350,000,000) / 100) and the Maximum Issuance would equal 940,000 shares (2% x 47,000,000).  For purposes of this Section 2.14, “Market Capitalization” shall mean the product of (x) the number of issued and outstanding shares of Common Stock as of the date of the calculation (exclusive of any shares issuable upon exercise of options or warrants or conversion of any convertible securities) multiplied by (y) the applicable price per share of Common Stock.

(e)           Restrictions on Trading.  [***]

(f)            Borrower Reporting.  The Borrower shall file with the SEC a Current Report on Form 8-K disclosing its delivery of a Share Payment Notice and the number of shares to be issued to the Investors on the applicable Share Payment Closing Date within three (3) hours of delivery of the Share Payment Notice, provided, however, that if the Investors shall have provided a notice to the Borrower pursuant to subsection (i) below then the Borrower shall file such Current Report on Form 8-K within three hours of receipt of said notice, unless said notice provides that no shares will be issued in respect of such Share Payment Notice in which case Borrower need not file such Report.

(g)           Subsequent Share Payments.  Following any Share Payment Closing Date, the Borrower may not deliver a subsequent Share Payment Notice (a “Subsequent Share Payment Notice”) until the date following expiration of the Applicable Period following such prior Share Payment Closing Date; provided, however, that such restriction shall not apply [***].  The “Applicable Period” shall mean (i) [***] (ii) [***] and (iii) [***].

(h)           [***]

(i)            [***]

(j)            Valuation of Shares.  Common Stock issued pursuant to this Section 2.14 shall be valued at the Volume Weighted Average Price of Common Stock for the first full hour of regular trading (typically 9:30 a.m. to 10:30 a.m. eastern time) on the Share Payment Closing Date multiplied by the Applicable Percentage (reflected as a decimal).  The “Applicable Percentage” shall be (i) 92% in the case of a Share Issuance equal to more than 75% of the Maximum Issuance, (ii) 92.5% in the case of a [Share Issuance equal to more than 50% and up to and including 75% of the Maximum Issuance, (iii) 93.25% in the case of a Share Issuance equal to more than 25% and up to and including 50% of the Maximum Issuance and (iv) 95% in the case of a Share Issuance

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

equal to 25% or less of the Maximum Issuance; provided, however, that the Applicable Percentage shall be increased by .25% if the Market Capitalization is at least $100,000,000 but less than $150,000,000 and the Applicable Percentage shall be increased by .50% if the Market Capitalization is less than $100,000,000.

(k)           Limitations on Share Issuances.  Notwithstanding anything herein to the contrary, (i) no payments under the Notes may be made in shares of Common Stock to the extent the number of shares so issued, together with the number of other shares of Common Stock beneficially owned by the Investors and their affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Investors for purposes of Section 13(d) of the Exchange Act (includes “group” members), would exceed 9.98% of the total number of shares of Common Stock of the Borrower then outstanding and (ii) the maximum number of shares of Common Stock that the Borrower may issue pursuant to the provisions of this Section 2.14 may not exceed 9,622,220 shares.

Section 2.15         Amendment of April 29 Facility Agreement. The April 29 Facility Agreement is hereby amended as follows: (a) upon the Disbursement contemplated by Section 2.2 hereof, the definition of “Interest” in Section 1.1 of the April 29 Facility Agreement shall be amended and replaced with the definition of “Interest” in Section 1.1 hereof; (b) Section 2.6 (Optional Prepayment) shall be added to Article II of the April 29 Facility Agreement; (c) effective as of the date of the Disbursement pursuant to Section 2.2 hereof, Section 2.8 (Interest Rate) of the April 29 Facility Agreement shall be amended and replaced in its entirety with Section 2.11 (Interest Rate) hereof; (d) the provisions of Section 2.13 (Delivery of Warrants) hereof, to the extent applicable to the Exchange Warrants, shall supersede and be deemed to amend the provisions of Section 2.10 (Delivery of Warrants) of the April 29 Facility Agreement to the extent such provisions are inconsistent with Section 2.13 hereof; (e) Section 2.11 (Payment in Common Stock) of the April 29 Facility Agreement shall be amended and replaced in its entirety with Section 2.14 (Payment in Common Stock) hereof; and (f) Section 5.5(k) of the April 29 Facility Agreement shall be amended and replaced in its entirety with Section 5.5(k) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1            Representations and Warranties of the Borrower  The Borrower represents and warrants as of the date hereof and as of the Disbursement Date as follows:

(a)           The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)           The Borrower is conducting its business in compliance with its Organizational Documents.  The Organizational Documents of the Borrower (including all amendments thereto) as currently in effect have been furnished to the Investors and remain in full force and effect with no defaults outstanding thereunder.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)                                  The Borrower has full power and authority to enter into each of the Financing Documents and to make the borrowings and the other transactions contemplated thereby.

(d)                                 All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities or other Persons that are necessary for the conduct of its business as currently conducted and as proposed to be conducted, for the borrowing hereunder, the execution and delivery of the Financing Documents and the performance by the Borrower of its Obligations, have been obtained and are in full force and effect.

(e)                                  Each Financing Document has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(f)                                    No Default or Event of Default (or any other default or event of default, however described) has occurred (or after the initial Disbursement Date is continuing) under any of the Financing Documents.

(g)                                 Neither the entering into any of the Financing Documents nor the compliance with any of its terms conflicts with, violates or results in a breach of any of the terms of, or constitutes a default or event of default (however described) or requires any consent under, any agreement to which the Borrower is a party or by which it is bound, or violates any of the terms of the Organizational Documents or any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Borrower or its assets.

(h)                                 The Borrower is not engaged in or the subject of any litigation, arbitration, administrative regulatory compliance proceeding, or investigation, nor are there any litigation, arbitration, administrative regulatory compliance proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Government Authority against the Borrower, and the Borrower is not aware of any facts likely to give rise to any such proceedings.

(i)                                     The Borrower (i) is capable of paying its debts as they fall due, is not unable and has not admitted its inability to pay debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(j)                                     No Lien exists on Borrower’s property, except for Permitted Liens.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(k)                                  The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

(l)                                     No uncured “Event of Default,” as such term is defined in the Comerica Loan Agreement, exists that constitutes a Material Adverse Effect..

Section 3.2                                   Borrower Acknowledgment.  The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 at request of the Investors as a condition to entering into the Financing Documents and that the Investors have entered into the Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. The Borrower represents and warrants to the Investors that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties materially misleading.

Section 3.3                                   Representations and Warranties of the Investors.  Each of the Investors represents and warrants to the Borrower as of the date hereof and as of each date Warrants are granted pursuant to this Agreement that:

(a)                                  It is acquiring the Warrants and the shares of Common Stock issued upon exercise of the Warrants (the “Exercise Shares”) solely for its account for investment and not with a view to or for sale or distribution of the Warrants or Exercise Shares or any part thereof.  Each of the Investors also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares such Investor is acquiring is being acquired for, and will be held for, its account only.

(b)                                 It has substantial experience evaluating and investing in securities of companies, will bear the full economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrants and the Exercise Shares. It has made as thorough and complete an investigation of the Borrower and this investment as it considers prudent in the circumstances and acknowledges that the Borrower may possess information that has not been disclosed to the public that may be material to an investor.

(c)                                  The Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Borrower is to be effected.  Each of the Investors realizes that the basis for the exemptions may not be present, if notwithstanding its representations such Investor has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  None of the Investors has such present intention.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)                                 The Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(e)                                  Neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Borrower, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitation.

(f)                                    It will not make any disposition of all or any part of the Warrants or Exercise Shares until:

(i)                                     The Borrower shall have received a letter secured by such Investor from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii)                                  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)                               Such Investor shall have notified the Borrower of the proposed disposition and shall have furnished counsel for the Borrower with an opinion of counsel, substantially in the form annexed as Exhibit C to the Warrant.  The Borrower agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act.

(g)                                 It understands and agrees that the Warrants and all certificates evidencing the shares to be issued to the Investors upon exercise of the Warrants may bear the following legend until such time as the Warrants and such shares, as applicable, have been registered under the Securities Act or otherwise may be sold pursuant to such Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can be immediately sold.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT REGISTERING SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR (III) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144 OR RULE 144A.

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF
APRIL 29, 2008. AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(h)                                 Such Investor is an “accredited investor” as defined in Regulation D promulgated the Securities Act.

(i)                                     Such Investor is a limited partnership duly organized and validly existing under the laws of the jurisdiction of its formation.

(j)                                     Such Investor has full power and authority to make the Disbursement and to enter into and perform its other obligations under each of the Financing Documents and carry out the other transactions contemplated thereby.

(k)                                  All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities or other Persons that are necessary, for the making of a Disbursement hereunder, the execution and delivery of the Financing Documents and the performance by such Investor of its obligations thereunder, have been obtained and are, and will be on the date of such Disbursement hereunder, in full force and effect.

(l)                                     Each Financing Document has been duly authorized, executed and delivered by such Investor and constitutes the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(m)                               [***]

ARTICLE IV

CONDITIONS OF DISBURSEMENT

Section 4.1                                   Conditions to Disbursement of the Loan.  The obligation of the Investors to make a Disbursement shall be subject to the fulfillment of the following conditions:

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)                                  The Investors shall have received evidence reasonably satisfactory to it of the Borrower’s authority to execute, deliver and perform each of the Financing Documents and to engage in the transactions contemplated thereby and an opinion of Borrower’s counsel satisfactory to the Investor; and

(b)                                 No Event of Default or event which with the passage of time or notice would reasonably be likely to become an Event of Default has occurred.

ARTICLE V

PARTICULAR COVENANTS AND EVENTS OF DEFAULT

Section 5.1                                   Affirmative Covenants.  Unless the Investors shall otherwise agree:

(a)                                  The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted, (ii) maintain all approvals necessary for the Financing Documents to be in effect, and (iii) operate its principal business with commercially reasonable due diligence, efficiency and in conformity with sound business practices.

(b)                                 The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.

(c)                                  The Borrower shall obtain, make and keep in full force and effect all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may be required to conduct its business, except where the failure to obtain, make or keep in full force and effect any of the foregoing would not have a Material Adverse Effect.

(d)                                 The Borrower shall promptly notify the Investors of the occurrence of (i) any Default or Event of Default; or (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect; and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), could constitute an event of default (however described) under any of the Financing Documents.

(e)                                  The Borrower shall comply with the terms of each of the Financing Documents (subject to any cure or grace periods therein).

(f)                                    (i) If the Borrower is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Borrower will provide quarterly financial statements for

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

itself and its Subsidiaries with 45 days after the end of each quarter, and annual financial statements within 120 days after the end of each year; (ii) the Borrower will timely file with the SEC (subject to appropriate extensions made under Rule 12b-25 of the Exchange Act) any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act; (iii) the Borrower and its Subsidiaries will provide to the Investors copies of all documents, reports, financial data and other information as the Investors may reasonably request, and permit the Investors to visit and inspect any of the properties of the Borrower and its Subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Investors may reasonably request; and (iv) the Investors shall have the right to consult with and advise the management of the Borrower and its Subsidiaries on matters relating to the operation of the Borrower and it Subsidiaries.

Section 5.2                                   Negative Covenants. Unless the Investors shall otherwise agree:

(a)                                  The Borrower shall not (i) liquidate or dissolve or (ii) consolidate with or merge into any other entity or reorganize, or (iii) enter into any transaction whereby its income or profits are, or might be shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by another Person; provided, however, that the Borrower may form, capitalize and conduct business operations through Subsidiaries upon notice to Investors; and provided further, however, that the Borrower may enter into any collaborative arrangements, licensing agreement, joint venture or partnership, or similar business arrangement providing for the development or commercial exploitation of, or right to develop or commercially exploit, the technology, intellectual property or products of the Borrower and/or of the other party thereto (including arrangements that involve the assignment or licensing of any existing or newly developed intellectual property under such arrangements) whereby its income or profits are or might be shared with any other Person

(b)                                 The Borrower shall not:  (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell transfer or otherwise dispose of, any of the Financing Documents, or the rights and obligations thereunder.

(c)                                  The Borrower shall not create, incur assume, guarantee or become liable with respect to any indebtedness for borrowed money, other than Permitted Indebtedness, or take any actions which impose on the Borrower an obligation to prepay any indebtedness, except indebtedness to the Investors or pursuant to the Senior Debt.

(d) The Borrower shall not amend or grant any waiver of any term or condition of the Senior Debt or the documents evidencing the Senior Debt; provided, however, that the Borrower may not (i) extend the Comerica Loan Agreement beyond April 28, 2013 or (ii) increase the aggregate amount of the Credit Extensions (as such term is defined therein) in excess of a maximum aggregate principal amount of $30,000,000.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 5.3                                   Reimbursement of Taxes.  The Borrower shall pay all Taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of the Financing Documents and shall, upon notice from the Investors, reimburse the Investors for any such Taxes, duties, fees or other charges paid by the Investors thereon; provided, however, that notwithstanding the foregoing, under no circumstances shall the Borrower have any obligation to reimburse the Investors for Excluded Taxes.

Section 5.4                                   Major Transaction. If a Major Transaction occurs, and [***], then the Investors may deliver a notice to the Borrower (the “Put Notice”) within 15 days of the date of the announcement of such Major Transaction that the outstanding principal of, and accrued and unpaid interest on, the Notes, together with any other amounts accrued or payable under the Financing Documents (together, the “Put Price”) is immediately due and payable. If the Investors deliver a Put Notice within such 15 day period,  then on a date specified in the Put Notice, which shall not be later than the scheduled closing date of the Major Transaction,  the Borrower shall pay the Put Price to the Investors in immediately available funds and the Obligations shall terminate. [***]

Section 5.5                                   General Acceleration Provision upon Events of Default.  If one or more of the events specified in this Section 5.5 (each an “Event of Default”) shall have happened and be continuing beyond the applicable cure period, the Investors, by written notice to the Borrower, may cancel the Borrower’s right to request a Disbursement and declare the principal of, accrued and unpaid interest on, the Notes or any part of any of them (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a)                                  An Investor shall have failed to receive payment when due of principal or any other amounts due under the Loan or the Notes.

(b)                                 The Borrower shall have failed to comply in any material respect with the due observance or performance of any other covenant contained in the April 29 Agreement and this Agreement or any Note and such failure shall not have been cured by Borrower within 15 days after receiving written notice of such default or failure from the Investors.

(c)                                  Any representation or warranty made by the Borrower in any Financing Document shall be have been incorrect, false or misleading in any material respect as of the date it was made, deemed made, reaffirmed or confirmed.

(d)                                 (i)  The Borrower shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; (iv) the commencement against the Borrower of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(e)                                  One or more judgments against the Borrower taken as a whole or attachments against any of its property, which in the aggregate would reasonably be expected to have a Material Adverse Effect remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.

(f)                                    Any license, permit or approval held by the Borrower from any Government Authority shall have been suspended, canceled or revoked, except where any such suspension, cancellation or revocation would not reasonably be expected to have a Material Adverse Effect.

(g)                                 Any authorization necessary for the execution, delivery or performance of any Financing Document or for the validity or enforceability of any of the Obligations under any Financing Document is not given or is withdrawn or ceases to remain in full force or effect.

(h)                                 The validity of any Financing Document shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Financing Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of the Obligations, and the parties are unable to negotiate a replacement provision pursuant to Section 6.7 below.

(i)                                     The Borrower has failed to comply in any material respect with the reporting requirements of the Exchange Act, unless corrected by Borrower promptly (if

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

capable of correction) through the filing of an amendment to an existing report or making an appropriate subsequent filing with the SEC.

(j)                                     If an Event of Default pursuant to the Warrants (as such term is defined in the Warrants) shall have occurred beyond any applicable cure periods.

(k)                                  The amount of Cash and Cash Equivalents on the last day of each calendar quarter is less than $20,000,000.

(l)                                     The occurrence of an “Event of Default”, as such term is defined in the Comerica Loan Agreement and Comerica Bank has exercised any of its rights and remedies under Section 9 thereof.

Section 5.6                                   Automatic Acceleration on Dissolution or Bankruptcy.  Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.5(d) shall occur, the principal of the Loan (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 5.7                                   Recovery of Amounts Due.  If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Investor to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Investors.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                   Notices.  Any notice, request or other communication to be given or made under this Agreement shall be in writing.  Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the other Parties.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

For the Borrower:

Array BioPharma Inc.

3200 Walnut Street

Boulder, CO 80301

Attention:  R. Michael Carruthers,

Chief Financial Officer

Facsimile:  (303) 381-6697

with a courtesy copy to each of:

Array BioPharma Inc.

3200 Walnut Street

Boulder, CO 80301

Attention:  John R. Moore

Vice President and General Counsel

Facsimile:  (303) 386-1290

Hogan & Hartson, LLP

1470 Walnut Street, Suite 200

Boulder, CO 80302

Attention:  Carin M. Kutcipal

Facsimile:  (702) 406-5301

For the Investors c/o:

Deerfield Private Design Fund, L.P.

780 Third Avenue, 37th Floor

New York, New York 10017

Attention:  James E. Flynn

Facsimile:  (212) 573-8111

with a courtesy copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

Facsimile: (212) 894-5827

Attention:  Robert I. Fisher

Section 6.2                                   Waiver of Notice.  Whenever any notice is required to be given to the Investors or the Borrower under the any of the Financing Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.3            Reimbursement of Legal and Other Expenses.  If any amount owing to the Investors under any Financing Document shall be collected through enforcement of this Agreement, any refinancing or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Financing Document) attorneys’ and other fees and expenses incurred in respect of such collection.

Section 6.4            Applicable Law and Consent to Non-Exclusive New York Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of such State.

(a)           Any rights of the Investors arising out of or relating to any Financing Document, may, at the option of the Investors, be enforced by the Investors in the courts of the United States of America located in the Southern District of the State of New York or in any other courts having jurisdiction.  For the benefit of the Investors, the Borrower hereby irrevocably agrees that any legal action, suit or other proceeding arising out of any Financing Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York.  By the execution and delivery of this Agreement, the Borrower hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding.  Final judgment against the Borrower in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  Nothing contained in any Financing Document shall affect the right of the Investors to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(b)           The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to any  Financing Document, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

(c)           The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of any Financing Document or the transactions contemplated by any Financing Document.

(d)           To the extent that the Parties may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Financing Document, be entitled to the benefit of any provision of law requiring the Borrower or the Investors, as applicable, in such suit, action or other proceeding to post security for the costs of the Borrower or the Investors, as applicable, or to post a bond or to take similar action, the

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Parties hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.

Section 6.5            Successor and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights under this Agreement or the Obligations without the prior written consent of the Investors.

Section 6.6            Entire Agreement.  The Financing Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.  The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

Section 6.7            Severability.  If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 6.8            Counterparts.  This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9            Survival.

(a)           This Agreement and all agreements, representations and warranties made in the Financing Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Financing Documents shall have been fully paid in accordance with the provisions hereof and thereof, and the Investors shall not be deemed to have waived, by reason of making the Loan, any Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Investors may have had notice or knowledge of any such Event of Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time any Disbursement was made hereunder.

(b)           The obligations of the Borrower under Section 2.7 and the obligations of the Borrower and the Investors under this Article VI hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.10         Waiver.  Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision.  No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Investors upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Investors in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Investors in respect of any other default.  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.11         Indemnity.

(a)           The Parties shall, at all times, indemnify and hold each other harmless (the “Indemnity”) and each of their respective directors, partners, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, the Financing Documents, the extension of credit hereunder or the Loan or the use or intended use of the Loan, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”).  The Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, and over the Investors or the Borrower, as applicable, and such other Indemnified Person that had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction.  The Indemnity is independent of and in addition to any other agreement of any Party under any Financing Document to pay any amount to the Investors or the Borrower, as applicable, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.

(b)           Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 6.11 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Investors hereunder.

Section 6.12         No Usury.  The Financing Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Investors for the Loan exceed the maximum amount

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

permissible under applicable law.  If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Investors shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower.  All sums paid or agreed to be paid to the Investors for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof.  The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Notes.

Section 6.13         Further Assurances.  From time to time, the Borrower shall perform any and all acts and execute and deliver to the Investors such additional documents as may be necessary or as requested by the Investors to carry out the purposes of any Financing Document or any or to preserve and protect the Investors’ rights as contemplated therein.

Section 6.14         Termination.  Subject to the provisions of Section 6.9(b) upon repayment of all outstanding principal of the Loan (together with any other amounts accrued and unpaid under this Agreement), the Borrower may terminate this Agreement upon 10 days’ notice to the Investors.

[SIGNATURE PAGE FOLLOWS]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

BORROWER: ARRAY BIOPHARMA INC.			INVESTOR: DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ R. Michael Carruthers		By:	/s/ James Flynn
	Name:	R. Michael Carruthers		Name:	James Flynn
	Title:	Chief Financial Officer		Title:	General Partner

INVESTOR: DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

By:	/s/ James Flynn
	Name:	James Flynn
	Title:	General Partner

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1

FORM OF DISBURSEMENT REQUEST

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Request for Disbursement of the Loan

1.             Please refer to the Facility Agreement (the “Facility Agreement”), dated as of May 15, 2009, between Array BioPharma Inc. (the “Borrower”) and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (together the “Investors”).

2.             Terms defined in the Facility Agreement shall have the same meanings herein.

3.             The Borrower hereby requests a Disbursement, on [date], of the amount of [amount of drawdown], in accordance with the provisions of Section 2.2 of the Facility Agreement.  You are requested to pay the amount to the following account [account number] at [name of bank].

4.             Attached hereto is a signed but undated receipt for the amount hereby requested to be disbursed, and we hereby authorize the Investors to date such receipt as of the date of actual disbursement by the Investors and confirmation of receipt of the funds to the bank account listed in paragraph 3 above of the funds hereby requested to be disbursed.

5.             The Borrower hereby certifies as follows:

(a)           The representations and warranties in Article III of the Facility Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date; and

(b)           All of the conditions set forth in Article IV of the Facility Agreement have been satisfied.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.             The above certifications are effective as of the date of this request for Disbursement and will continue to be effective as of the Disbursement Date.  If any of these certifications is no longer valid as of or prior to the Disbursement Date, the Borrower will immediately notify the Investors and will repay the amount disbursed upon demand by the Investors if Disbursement is made prior to the receipt of such notice.

ARRAY BIOPHARMA INC.

By:
Name:
Title:

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2

FORM OF EVIDENCE OF DISBURSEMENT

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Re:          Disbursement Receipt

Array BioPharma Inc. (the “Borrower”) hereby acknowledge receipt of the sum of [insert amount of disbursement] disbursed to us by Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (together the “Investors”) under the Loan provided for in the Facility Agreement, dated as of May 15, 2009, between the Borrower and the Investors.

Yours faithfully,

ARRAY BIOPHARMA INC.

By:
Name:
Title

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1

FORM OF NOTE

PROMISSORY NOTE

May 15, 2009

FOR VALUE RECEIVED, ARRAY BIOPHARMA INC., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”), hereby unconditionally promises to pay to Deerfield Private Design International, L.P. (the “Payee”), a principal amount equal to the lesser of (a) 24,680,000 and (b) the Disbursement allocated to the Payee pursuant to Section 2.2 of the Facility Agreement (as defined below), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement.

This Note is a “New Note” referred to in the Facility Agreement dated as of the date hereof among the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”), with respect to the Loan made by the Payee thereunder.  Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.

This Note shall bear interest on the principal amount hereof at the rates and pursuant to the provisions set forth in the Facility Agreement.

The Maker shall make all payments to the Payee of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement.  The outstanding principal amount of this Note shall be due and payable in full on the Final Payment Date.

If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Facility Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default and in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable.

All payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof.  All such payments will be free and clear of, and without deduction or withholding for, any present or future taxes.  The Maker shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by the Payee’s banking institutions.

The Maker shall pay all costs of collection, including, without limitation, all reasonable, documented legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Maker and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement.  No renewal or extension of this Note or the Facility Agreement, no release of any Person primarily or secondarily liable on this Note or the Facility Agreement, including the Maker and any endorser, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.

No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right.  The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee.  This Note may be prepaid in whole or in part without premium or penalty including in shares of Common Stock in accordance with the provisions of the Facility Agreement.

THIS NOTE, AND ANY RIGHTS OF THE PAYEE ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE PAYEE, BE ENFORCED BY THE PAYEE IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION.  FOR THE BENEFIT OF THE PAYEE, THE MAKER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 6.4 OF THE FACILITY AGREEMENT, WHICH SERVICE THE MAKER AGREES SHALL BE SUFFICIENT AND VALID.  THE MAKER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Whenever this Note is held by a noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), then it is the intention of the Maker and such noteholder that (x) all interest accrued and paid on this Note will qualify for exemption from United States withholding tax as “portfolio interest” because this Note is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and the applicable Treasury Regulations promulgated thereunder, and (y) as such, all interest accrued and paid on this Note will be exempt from

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code.  The Maker and the Payee shall cooperate with one another, and execute and file such forms or other documents, or do or refrain from doing such other acts, as may be required, to secure such exemptions from United States withholding tax, information reporting, and backup withholding.  In furtherance of the foregoing, any transferee or assignee noteholder that is not a United States person shall represent, warrant and covenant to the Maker that (i) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a “United States person,” within the meaning of Section 7701(a)(30) of the Code; (ii) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a person described in Section 881(c)(3) of the Code; (iii) on or prior to the date of transfer or assignment (and on or prior to the date the form provided pursuant to this clause (iii) is no longer valid) until all amounts due under this Note have been paid in full, such noteholder shall provide the Maker with a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or any successor form prescribed by the IRS), certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder hereunder; (iv) if an event occurs that would require a change in the exempt status of such noteholder or any of the other information provided on the most recent IRS Form W-8BEN (or successor form) previously submitted by such noteholder to the Maker, such noteholder will so inform the Maker in writing (or by submitting to the Maker a new IRS Form W-8BEN or successor form) within 30 days after the occurrence of such event; and (v) such noteholder will not assign or otherwise transfer this Note or any of its rights hereunder except in accordance with the provisions hereof.

In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Maker and the re-issuance of this Note to the transferee, or the Maker’s issuance to the Payee of a new note in the same form as this Note but with the transferee denoted as the Payee, or (ii) the recording of the identity of the transferee by the Affiliate of the Payee that is maintaining a record ownership register of this Note as agent to, and on behalf of, the Maker.  Such Affiliate in its capacity as such agent shall notify the Maker in writing immediately upon any change in such identity.  The terms and conditions of this Note shall be binding upon and inure to the benefit of the Maker and the Payee and their permitted assigns; provided, however, that if any such assignment (whether by operation of law, by way of transfer or participation, or otherwise) is to any noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such noteholder shall submit to the Maker on or before the date of such assignment an IRS Form W-8BEN (or any successor form) certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder under the new note (or other instrument).  Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect.  Until there has been a valid transfer of this Note and of all of the rights hereunder by the Payee in accordance with this Note, the Maker shall deem and treat the Payee as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

It is the intention of the Maker and the Payee that this Note is to be a registered instrument and not a bearer instrument and the provisions of this Note are to be interpreted accordingly.  This Note is intended to be registered as to both principal and interest and all payments hereunder shall be made to the named Payee or, in the event of a transfer pursuant to the Facility Agreement and this Note, to the transferee identified in the record of ownership of this Note maintained by the Payee on behalf of the Maker. Transfer of this Note may not be effected except in accordance with the provisions hereof.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

ARRAY BIOPHARMA INC.

By:
Name:
Title

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2

FORM OF NOTE

PROMISSORY NOTE

May 15, 2009

FOR VALUE RECEIVED, ARRAY BIOPHARMA INC., a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”), hereby unconditionally promises to pay to Deerfield Private Design Fund, L.P. (the “Payee”), a principal amount equal to the lesser of (a) $15,320,000 and (b) the Disbursement allocated to the Payee pursuant to Section 2.2 of the Facility Agreement (as defined below), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Facility Agreement.

This Note is a “New Note” referred to in the Facility Agreement dated as of the date hereof among the Maker, the Payee and the other parties thereto (as modified and supplemented and in effect from time to time, the “Facility Agreement”), with respect to the Loan made by the Payee thereunder.  Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Facility Agreement.

This Note shall bear interest on the principal amount hereof, at the rates and pursuant to the provisions set forth in the Facility Agreement.

The Maker shall make all payments to the Payee of interest and principal under this Note in the manner provided in and otherwise in accordance with the Facility Agreement.  The outstanding principal amount of this Note shall be due and payable in full on the Final Payment Date.

If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Facility Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default and in accordance with the applicable provisions of the Facility Agreement, become immediately due and payable.

All payments of any kind due to the Payee from the Maker pursuant to this Note shall be made in the full face amount thereof.  All such payments will be free and clear of, and without deduction or withholding for, any present or future taxes.  The Maker shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by the Payee’s banking institutions.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Maker shall pay all costs of collection, including, without limitation, all reasonable, documented legal expenses and attorneys’ fees, paid or incurred by the Payee in collecting and enforcing this Note.

The Maker and every endorser of this Note, or the obligations represented hereby, expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Facility Agreement or the performance of the obligations under this Note and/or the Facility Agreement.  No renewal or extension of this Note or the Facility Agreement, no release of any Person primarily or secondarily liable on this Note or the Facility Agreement, including the Maker and any endorser, no delay in the enforcement of payment of this Note or the Facility Agreement, and no delay or omission in exercising any right or power under this Note or the Facility Agreement shall affect the liability of the Maker or any endorser of this Note.

No delay or omission by the Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right.  The provisions of this Note may be waived or amended only in a writing signed by the Maker and the Payee.  This Note may be prepaid in whole or in part without premium or penalty including in shares of Common Stock in accordance with the provisions of the Facility Agreement.

THIS NOTE, AND ANY RIGHTS OF THE PAYEE ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE PAYEE, BE ENFORCED BY THE PAYEE IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION.  FOR THE BENEFIT OF THE PAYEE, THE MAKER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 6.4 OF THE FACILITY AGREEMENT, WHICH SERVICE THE MAKER AGREES SHALL BE SUFFICIENT AND VALID.  THE MAKER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Whenever this Note is held by a noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), then it is the intention of the Maker and such noteholder that (x) all interest accrued and paid on

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Note will qualify for exemption from United States withholding tax as “portfolio interest” because this Note is an obligation which is in “registered form” within the meaning of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and the applicable Treasury Regulations promulgated thereunder, and (y) as such, all interest accrued and paid on this Note will be exempt from United States information reporting under Sections 6041 and 6049 of the Code and United States backup withholding under Section 3406 of the Code.  The Maker and the Payee shall cooperate with one another, and execute and file such forms or other documents, or do or refrain from doing such other acts, as may be required, to secure such exemptions from United States withholding tax, information reporting, and backup withholding.  In furtherance of the foregoing, any transferee or assignee noteholder that is not a United States person shall represent, warrant and covenant to the Maker that (i) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a “United States person,” within the meaning of Section 7701(a)(30) of the Code; (ii) such noteholder is not, and will not be as long as any amounts due under this Note have not been paid in full, a person described in Section 881(c)(3) of the Code; (iii) on or prior to the date of transfer or assignment (and on or prior to the date the form provided pursuant to this clause (iii) is no longer valid) until all amounts due under this Note have been paid in full, such noteholder shall provide the Maker with a properly executed U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or any successor form prescribed by the IRS), certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder hereunder; (iv) if an event occurs that would require a change in the exempt status of such noteholder or any of the other information provided on the most recent IRS Form W-8BEN (or successor form) previously submitted by such noteholder to the Maker, such noteholder will so inform the Maker in writing (or by submitting to the Maker a new IRS Form W-8BEN or successor form) within 30 days after the occurrence of such event; and (v) such noteholder will not assign or otherwise transfer this Note or any of its rights hereunder except in accordance with the provisions hereof.

In order to qualify as a “registered note” for purposes of the Code, transfer of this Note may be effected only by (i) surrender of this Note to the Maker and the re-issuance of this Note to the transferee, or the Maker’s issuance to the Payee of a new note in the same form as this Note but with the transferee denoted as the Payee, or (ii) the recording of the identity of the transferee by the Affiliate of the Payee that is maintaining a record ownership register of this Note as agent to, and on behalf of, the Maker.  Such Affiliate in its capacity as such agent shall notify the Maker in writing immediately upon any change in such identity.  The terms and conditions of this Note shall be binding upon and inure to the benefit of the Maker and the Payee and their permitted assigns; provided, however, that if any such assignment (whether by operation of law, by way of transfer or participation, or otherwise) is to any noteholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such noteholder shall submit to the Maker on or before the date of such assignment an IRS Form W-8BEN (or any successor form) certifying as to such noteholder’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such noteholder under the new note (or other instrument).  Any attempted transfer in violation of the relevant provisions of this Note shall be void and of no force and effect.  Until there has been a valid transfer of this Note and of

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

all of the rights hereunder by the Payee in accordance with this Note, the Maker shall deem and treat the Payee as the absolute beneficial owner and holder of this Note and of all of the rights hereunder for all purposes (including, without limitation, for the purpose of receiving all payments to be made under this Note).

It is the intention of the Maker and the Payee that this Note is to be a registered instrument and not a bearer instrument and the provisions of this Note are to be interpreted accordingly.  This Note is intended to be registered as to both principal and interest and all payments hereunder shall be made to the named Payee or, in the event of a transfer pursuant to the Facility Agreement and this Note, to the transferee identified in the record of ownership of this Note maintained by the Payee on behalf of the Maker. Transfer of this Note may not be effected except in accordance with the provisions hereof.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

ARRAY BIOPHARMA INC.

By:
Name:
Title

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

PERMITTED LIENS

Liens on certain assets and property of the Borrower granted to Comerica Bank to secure the Borrower’s obligations under the Senior Debt.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.